                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-8 of: (i) our report dated January 20, 1999 incorporated by reference in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 1998, and (ii) our report dated January 20, 1999 relating to the financial statement schedules appearing in such Form 10-K.

/s/ Deloitte & Touche LLP
San Francisco, California
June 28, 1999